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CUSIP No. 666610 10 0

                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Northpoint Communications Group, Inc.

         EXECUTED as a sealed instrument this 13th day of February, 2001.


                                     GREYLOCK IX LIMITED PARTNERSHIP

                                     By:  Greylock IX GP Limited Partnership
                                          General Partner


                                     By:    /S/ WILLIAM W. HELMAN
                                          --------------------------------------
                                            William W. Helman
                                            Co-Managing General Partner


                                     GREYLOCK IX GP LIMITED PARTNERSHIP


                                     By:    /S/ WILLIAM W. HELMAN
                                          --------------------------------------
                                            William W. Helman
                                            Co-Managing General Partner


                                            /S/ WILLIAM W. HELMAN
                                     -------------------------------------------
                                            William W. Helman


                                            /S/ WILLIAM S. KAISER
                                     -------------------------------------------
                                            William S. Kaiser



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